Exhibit 99.1

                          ***FOR IMMEDIATE RELEASE***

FOR: ZIONS BANCORPORATION
One South Main, Suite 1134                              Contact: Clark Hinckley
Salt Lake City, Utah                                    Tel: (801) 524-4787
Harris H. Simmons                                       April 25, 2003
Chairman/Chief Executive Officer


               ZIONS BANCORPORATION BOARD AUTHORIZES STOCK BUYBACK
                     AND DECLARES REGULAR QUARTERLY DIVIDEND

SALT LAKE CITY, April 25, 2003 - Zions Bancorporation (Nasdaq: ZION) announced today that at a regular meeting of its board of directors, the board authorized the company to repurchase $50 million of company stock. This supercedes all previous buyback authorizations made by the board.

The board also declared a regular quarterly dividend of $0.21 per common share payable May 28, 2003 to shareholders of record on May 14, 2003.

Investor information about Zions Bancorporation can be accessed on the Internet at WWW.ZIONSBANCORPORATION.COM. The Company's common shares are traded on The Nasdaq Stock Market under the symbol "ZION."

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